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Exhibit 10.1


                        LAST OUT PARTICIPATION AGREEMENT

         THIS LAST OUT PARTICIPATION AGREEMENT (the "Participation Agreement") is made this 6th day of October, 2000, by and between Fleet Business Credit Corporation (formerly known as Sanwa Business Credit Corporation), a Delaware corporation having offices located at 15260 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403 ("Lender"), and MCSI, Inc., a Maryland corporation having offices at 4750 Hempstead Station Drive, Dayton, Ohio 45429 ("Participant").


                                    RECITALS

         A. Lender has entered into certain secured financing arrangements (collectively, the "Prepetition Loan Documents") with Intellisys Group, Inc., Proline Industries, Inc., Proline Video, Inc. and B. Higginbotham Enterprises, Inc. (collectively "Borrowers"). Lender has made and/or may hereafter make advances to, and/or has incurred and may hereafter incur obligations on behalf of, Borrowers.

         B. Borrowers have advised Lender and Participant that they intend to file voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Court").

         C. Borrowers have further advised Lender and Participant that Borrowers intend to operate their businesses and manage their affairs as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         D. Borrowers have requested that Lender and Participant provide Borrowers with additional financing to enable Borrowers to operate their businesses and to pay their expenses prior to and during their Chapter 11 cases.

         E. Contemporaneous with the execution of this Participation Agreement, Lender and Borrower executed a Stipulation For Entry Of Order Authorizing Debtor In Possession Financing And Modification Of The Automatic Stay (the "Stipulation"). Upon the entry of an Order from the Court approving the Stipulation, Lender may make advances to, and/or may incur obligations on behalf of, Borrowers.

         F. Participant desires to acquire from Lender, and Lender desires to sell to Participant, an ongoing participation interest in Lender's Transactions with Borrower of Five Million Dollars ($5,000,000) in aggregate for the Participant, upon the terms and conditions set forth below.

         G. Borrowers desire that Participant's purchase of a participation interest increase the Availability under the Loan Agreement.

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         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Lender and Participant hereby agree as follows:

         1.  DEFINITIONS

             Except as otherwise provided in this Participation Agreement (including this Section 1), capitalized terms have the meanings set forth in the defined Loan Agreement, the Stipulation and the order approving the Stipulation.

             1.1 "Advances" - All loans, advances, guarantees, extensions of credit or other financial accommodations made to or on behalf of Borrower pursuant to any of the Agreements, and all other items (other than interest or other compensation) chargeable to Borrowers pursuant to any of the Agreements; provided, however, the Advances stemming from Participant's participation interest in Lender's Transactions are to be used by Borrowers solely to purchase inventory from Participant.

             1.2 "Agreements" - The Loan and Security Agreement (the "Loan Agreement"), and all related written agreements, instruments, financing statements, or other documents entered into or to be entered into between Lender and Borrowers (and/or other parties, including guarantors and/or third-party providers of collateral) providing for credit to Borrowers in an aggregate amount not to exceed at any one time the Credit Limit except to the extent of Overadvances which are made in Lender's discretion, copies of which have been delivered by Lender to Participant, and as they may hereafter from time to time be amended, supplemented, restated, and/or renewed, including, without limitation, the Prepetition Loan Documents, Uniform Commercial Code financing statements, the Stipulation and the proposed Order approving the Stipulation, all as finally approved by order of the Court (the "DIP Financing Order" and collectively referred to with the foregoing documents as the "DIP Financing Facility"). Notwithstanding the foregoing, Lender agrees not to make Overadvances in excess of $50,000 without Participant's prior written consent (which consent shall not be unreasonably withheld) except for Overadvances by Lender for Lender's attorneys fees and costs.

             1.3 "Collateral" - All "Collateral" as defined under the Loan Agreement and the DIP Financing Facility and all property, security interests, and/or guarantees otherwise received by Lender or Participant pursuant to the Agreements or otherwise acquired by Lender or Participant in connection with the Transactions.

             1.4 "Collections" - All monies received by Lender from Borrowers or from other sources (including guarantors) on account of the Obligations or as proceeds of the Collateral, or as a result of the exercise of any right of setoff by Lender or any of its affiliates.

             1.5 "L/C" - Any letter of credit issued by Lender for the account of Borrowers pursuant to the Agreements.

             1.6 "L/C Guaranty" - Any guaranty issued by Lender pursuant to the Agreements in favor of any issuer of a letter of credit for the account of Borrowers.

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             1.7 "Major Change" - Any amendment, modification or waiver of or with respect to the Agreements or the Transactions other than those described in section 4.1 hereof that (a) reduces any amount payable to Participant hereunder,
(b) releases or subordinates the priority of any lien of Lender on any material portion of the Collateral except in accordance with the terms of the Agreements or in accordance with any order of the Court approving the sale of any of the Borrowers' assets, (c) has the effect of amending the term of this Participation Agreement, (d) releases of any guarantor of the Advances, provided that this Subsection shall not apply if Participant buys the assets of Borrowers or (e) extends the maturity date of the Stipulation.

             1.8 "Obligations" - All Advances and the amount of any issued but undrawn L/Cs and L/C Guarantees.

             1.9 "Overadvance" - Has the meaning set forth in the Loan
Agreement.

             1.10 "Participant's Commitment" - The Participant's obligations to Lender to purchase a share of the Obligations in the amount of Five Million Dollars ($5,000,000) resulting from the sale of inventory to Borrowers by Participant as described in Section 2 below.

             1.11 "Participant's Investment" - The outstanding portion of the Participant's Commitment.

             1.12 "Participation Percentage" - The percentage obtained by dividing the amount of the outstanding Loans charged to the Loan Account for Borrowers' purchase of inventory from Participant by the sum of the Loan Account plus the amount of all outstanding L/C's and/or L/C Guaranties.

             1.13 "Transactions" - All actions taken and to be taken by Lender, Borrower, and/or any other party in connection with the Agreements.

         2. SALE OF PARTICIPATION Lender hereby sells to Participant, and Participant hereby purchases and accepts from Lender, an undivided interest in the Agreements, Transactions, Obligations, Collateral, and Collections equal to its share of the Participant's Commitment and in accordance with the terms hereof. Participant hereby represents that it has not relied upon nor will it in the future rely on the credit judgment or analysis of Lender concerning the Borrowers and has independently reached its own decisions, based upon its own assessment and analysis of the financial condition and affairs of the Borrowers as to whether to enter into this Participation Agreement. Participant further agrees that, on a going forward basis, it will not rely on the credit judgment or analysis of Lender concerning the Borrowers and will continue to make its own decisions, based upon its own assessment and analysis of the financial condition and affairs of the Borrowers. PARTICIPANT ACKNOWLEDGES AND HEREBY EXPRESSLY AGREES THAT LENDER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO BORROWERS' FINANCIAL CONDITION, OR WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, COLLECTIBILITY, PRIORITY OR PERFECTION OF THE AGREEMENTS, THE TRANSACTIONS, OR THE COLLATERAL, AND THAT PARTICIPANT IS FULLY

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FAMILIAR WITH, AND HAS MADE ITS OWN INDEPENDENT EVALUATION AND DETERMINATION
THEREOF. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, LENDER SHALL HAVE NO OBLIGATION TO PROVIDE NOTICE OF ANY KIND TO PARTICIPANTS.

         Participant agrees to sell to Borrowers inventory as may be reasonably requested by Borrowers up to the amount of Participant's Commitment. Each shipment of inventory for Borrowers by Participant shall be deemed an Advance to Borrowers in the invoice amount of the goods, not to exceed fair market price.

         3.  PROCEDURE

             3.1 Lender will keep records of all Obligations and Collateral in its possession, appropriately marked to show the interest of Participant therein, and Participant or its designees may inspect or copy same at reasonable times during normal business hours. Lender will, from time to time, furnish Participant with copies of future Agreements, and with such additional information as Lender may have and may deem appropriate to provide to Participant (or that Participant may reasonably request) with respect to the Agreements, the implementation and administration of the provisions thereof, the Transactions, the Collateral, and/or the financial condition and operations of Borrower; provided, however, that (i) Lender shall have no liability to Participant for any damages, or otherwise, resulting from Lender's failure to provide such copies of any such future Agreements and/or information; and (ii) Lender stipulates and agrees that a failure by Lender to provide copies of such future Agreements and/or information as required above shall entitle Participant, as its sole and exclusive remedy for any failure of Lender to comply with this section 3.1, to mandatory injunctive relief requiring that such failure be remedied.

             3.2 For the first thirty days from the date of each shipment of inventory by Participant to Borrower, the parties agree that the Participant's Commitment shall not earn any interest and Lender shall not charge Borrower interest on the Participant's Investment after said thirty day period, interest shall accrue on that portion of Participant's Investment which is over thirty days at 11% per annum. Participant shall provide to Lender each month copies of all purchase orders, invoices, proofs of delivery and such other documents as Lender may reasonably request reflecting the sales and delivery of inventory by Participant to Borrower.

             3.3 All Collections will be applied to Borrower's account with Lender at such time and in such manner as is provided in the Agreements. It is intended that Participant's Commitment not exceed Five Million Dollars ($5,000,000).

             3.4 Any repayment of Participant's Investment shall be payable only upon termination or liquidation in accordance with Section 5 hereof, and only after all of the Obligations then owed or to be owing to Lender (as that term is defined in the Loan Agreement) have been paid in full. Participant shall not be entitled to any payments based upon any float or any similar charges provided under the Agreements, and Participant shall not share in: any fees or interest or in any recovery by Lender of out-of-pocket expenses incurred by Lender and reimbursable by Borrower.

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             3.5 In the event that Lender is required, for any reason, to repay
Borrowers or any other person all or any portion of any payment which was remitted to Participant pursuant to this Participation Agreement, including, without limitation payment as a result of, or in settlement of an action or claim asserted at any time by Borrowers or any of its stockholders or guarantors or any receiver or trustee in bankruptcy, or by any other party against either Lender or Participant caused by any alleged claim of usury, ultra vires act or invalidity, any alleged preferential or fraudulent transfer, or any other claim in connection with the Transactions or the Collateral, Participant shall remit to Lender its share based upon Participant's Participation Percentage of the amount which is required to be so refunded, paid, paid in settlement or repaid, and Participant's Investment shall be adjusted accordingly. Lender will promptly provide Participant with notice of the assertion of any action or claim described in the immediately preceding sentence and any settlement or compromise thereof shall require the prior written approval of Participant (which approval shall not be unreasonably withheld).

             3.6 Lender shall not have, and does not assume, any liability to Participant for the repayment of Participant's Investment or interest thereon, provided however, that Lender is not relieved of its obligations under Sections
3.2 and 5 hereof.

             3.7 Lender's costs and expenses of managing and servicing the Transactions shall be repaid in accordance with the Loan Agreement prior to repayment of Participant's Investment.

         4.  MANAGEMENT

             4.1 All of the Obligations and other Transactions shall be made and conducted in Lender's name, and all of the Collateral and Collections shall be held by or on behalf of Lender in its sole name. Lender shall have the right to administer the Agreements, to perform and enforce the terms thereof, to exercise all privileges and rights exercisable or enforceable by Lender thereunder and to manage any accounts of Borrowers maintained with Lender in connection therewith, according to Lender's discretion and in the exercise of its normal business judgment, it being specifically understood without limiting the generality of the foregoing that Lender may, from time to time, make Overadvances to Borrower but subject to the limitations in Section 1.2 hereof. Lender hereby expressly appoints Participant as agent for the purpose of perfecting Lender's security interest in any of the Collateral which may at any time come into the possession of such Participant. Under no circumstances shall Participant take any action to enforce payment or performance by the Borrower of any of the Obligations or to enforce any liens securing the Obligations. Except as provided below with respect to Major Changes, Lender shall have the continuing right to enter into and agree to amendments, waivers, modifications and releases with respect to the Agreements, the Transactions, and the Collateral. The foregoing notwithstanding, Lender shall not agree to any Major Change without first obtaining the consent of Participant (which consent shall not be unreasonably withheld). Lender shall not be liable to Participant for any action taken or omitted or for any error in judgment, except for its own bad faith or willful misconduct.

              4.2 Lender shall exercise ordinary care in managing and servicing the Obligations and other Transactions, and in making Collections in connection therewith. To the extent of Participant's Participation Percentage, Lender is and shall be Participant's agent, but

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Lender is not, and shall not under any circumstances be deemed to be, a fiduciary for Participant in administering and servicing the Agreements or in any other capacity. Nothing contained herein shall confer upon either Lender or Participant any proprietary interest in, or subject either of them to, any liability for or with respect to, the business, assets, profits, losses, or obligations of the other.

             4.3 If Participant or Lender sell, pledge, assign, sub-participate, or otherwise transfer all or any part of its interest hereunder, this Participation Agreement shall be binding in its entirety upon that third party.

         5. TERMINATION/LIQUIDATION In the event that Borrowers are in default under the Agreements, Lender may, in its sole discretion, declare a default, and may, in its sole discretion take such action, including, without limitation liquidation of the Collateral. In the event of such liquidation, or if at any time the Agreements are terminated, until the Liabilities (as that term is defined in the Loan Agreement) are paid in full, all Collections received shall be applied: (a) first to the payment of expenses; (b) second to Lender in the aggregate amount of compensation (i.e., all fees and interest) payable under the Agreements; (c) third, to the unpaid balance of Lender's Advances pursuant to the Agreements; (d) fourth, to a reserve to be held by Lender, an amount equal to all outstanding L/C's and L/C Guaranties to be held by Lender (along with any actual interest accruing thereon) until such time as all obligations under such L/C's and/or L/C Guaranties have been satisfied or terminated; (e) fifth, to the unpaid balance of Participant's Investment; and (f) sixth, in accordance with applicable law.

         6. RIGHT TO PURCHASE LENDER PRO-RATA SHARE.

            6.1 If an Event of Default occurs, before taking any steps to enforce its rights to liquidate the Collateral, under the D.I.P. Financing
Order , Lender shall endeavor to give three (3) business days prior written notice for Participant to elect to purchase Lender's interest in the Obligations for the total amount of Lender's pro-rata share of the Obligations at the face amount thereof (the "Lender Payoff") provided that, in the event of such election and payment of such amount within twenty-four(24) hours of Lender's receipt of notice of such election, Lender shall not take any further steps to enforce its rights under the Loan Agreement, except such steps as are reasonably necessary for the protection of any of the Collateral. Failure of Lender to give such notice shall not subject it to any liability or otherwise offset its rights under this Agreement.

         7. THE PARTICIPANTS AND PAYMENT.

            7.1 In the event that any provisions of this Participation Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Participation Agreement shall remain in full force and effect.

            7.2 The Borrower is seeking, by entered Orders of the Court, the approval of the Stipulation and the Asset Purchase Agreement between Borrowers and Participant, both of which have been entered into simultaneously herewith. Participant agrees to use his reasonable good faith efforts to cooperate with Borrower's efforts to obtain any necessary

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court approval of such agreements and all other documents being entered into between Participant and Borrower in connection therewith.

         8. GENERAL

            8.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered or if sent by confirmed telefax, or on the date received by registered or certified mail, postage prepaid, addressed to a party hereto at the party's address as it appears below. Each party hereto may change the address at which notice shall be given by written notice given in the above manner. Except as otherwise expressly provided herein, the parties shall not have an obligation to provide notice of any kind to the other.

                  PARTICIPANT:

                  MCSI, Inc.
                  4750 Hempstead Station
                  Dayton, Ohio 45429
                  Telecopy: (937) 291-8298
                  Attention: Ira H. Stanley


                  With a copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W., 12th Floor
                  Washington, D.C. 20005
                  Telecopy: (202) 347-2172
                  Attention: Jeffrey A. Koeppel


                  LENDER:

                  Fleet Business Credit Corporation
                  15260 Ventura Boulevard, Suite 400
                  Sherman Oaks, California 91403
                  Att:     Lawrence Ausburn & Mark D. Newlun
                  Phone:   818-382-4200
                  Fax:     818-382-4291
                  Email:   lawrence_ausburn@fleetcapital.com &
                           mark_newlun@fleetcapital.com


                  With a copy to:

                  Orrick, Herrington & Sutcliffe, LLP
                  777 South Figueroa Street, Suite 3200
                  Los Angeles, California 90017-5832

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                  Att:     Gary D. Samson, Esq.
                  Phone:   213-612-2420
                  Fax:     213-612-2499
                  Email:   gsamson@orrick.com

            8.2 This Participation Agreement: (a) shall be binding upon and inure to the benefit of the parties hereunder and their respective legal representatives, successors, and permitted assigns; (b) shall be governed, construed, and interpreted in all respects in accordance with the laws of the State of California; and (c) may not be modified, amended, terminated, or otherwise changed orally or by any course of dealing or in any manner except by an agreement in writing signed by the duly authorized officer of the party to be charged.

            8.3 Each of the parties hereby expressly submits and consents in advance to the jurisdiction of the Superior Court of the State of California in the County of Los Angeles and to the jurisdiction of the United States District Court for the Central District of California in any action or proceeding commenced by the other in such court with reference to any claim or dispute between the parties pertaining directly or indirectly to this Participation Agreement or to any matter arising therefrom. Each of the parties hereby waives the right to trial by jury in any such action or proceeding.

            8.4 WAIVER OF SPECIAL DAMAGES. EXCEPT AS PROHIBITED BY LAW, PARTICIPANT HEREBY WAIVES ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE AGREEMENTS, INCLUDING WITHOUT LIMITATION THIS PARTICIPATION AGREEMENT, THE LOAN AGREEMENT AND ANY AMENDMENTS THEREOF, ANY SPECIAL, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. PARTICIPANT AGREES THAT DAMAGES FROM ANY BREACH BY LENDER MAY NOT EXCEED THE AMOUNT OUTSTANDING HEREUNDER AND THEN ONLY TO THE EXTENT THOSE DAMAGES ARE A DIRECT RESULT OF THE BREACH. PARTICIPANT HEREBY (A) CERTIFIES THAT NEITHER LENDER, NOR ANY AGENT, REPRESENTATIVE, OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS PARTICIPATION AGREEMENT, LENDER IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.4.

            8.5 Except as permitted by Borrower, or otherwise required by applicable law or regulation, including without limitation the Securities Exchange Act of 1934, as amended, or by court order or the requirements of other competent authority and except in connection with any legal proceeding to which Lender and/or Participant are a party, Participant shall not disclose any financial or other information of the Borrower received from Lender (except for any information available to the public from any governmental office) to any third party (other than its auditors, regulators, attorneys, affiliates, or Lender) for a period of 5 years after the termination of the Loan Agreement.

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            8.6 If any action at law or equity is brought to enforce or interpret the provisions of this Participation Agreement, the prevailing party shall be entitled to recover actual attorneys' fees, which may be determined by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

            8.7 No term or provision contained in this Participation Agreement, and no other agreement between the parties hereto, is intended to be, or shall it be construed to be, the formation of a partnership or joint venture between Lender and Participant or between Participant.

            8.8 It is understood and agreed that Lender and Participant, or any affiliate of either thereof may, from time to time, lend money to or otherwise generally engage in any business with the Borrower and any affiliate of Borrower (subject to Section 4.1 above).

            8.9 This Participation Agreement and the duties and obligations contained herein shall be solely for the benefit of the parties hereto, and their affiliates; no third party shall have any rights hereunder as a third-party beneficiary or otherwise.

            8.10 This Participation Agreement is the entire agreement and understanding between the parties relating to the subject matter hereof (any course of dealings or usage of the trade notwithstanding), and supersedes all other agreements, oral and/or written hereto before made between the parties with respect to the subject matter hereof including, without limitation, previous agreements and/or amendments thereto. However, this Participation Agreement shall not relieve any party hereto from making payments due and owing under any other agreements or contract. Any amendment hereto must be in writing and signed by an authorized representative of Lender and the Participant.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed in Los Angeles, California.


Dated:  October ___, 2000                FLEET BUSINESS CREDIT CORPORATION.


                                         By: /s/ MARK D. NEWLUN
                                             -------------------------------

                                         Its: S.V.P.
                                             --------------------------------


Dated:  October ___, 2000                CMSI, INC.


                                         By: /s/ IRA H. STANLEY
                                             --------------------------------

                                         Its: VP CFO
                                             --------------------------------

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